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April 24, 2008

Office of Insurance Products
Division of Investment Management
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-0504

ATTN:   Document Control -- EDGAR

RE:     RIVERSOURCE LIFE INSURANCE COMPANY ("REGISTRANT")
        PRE-EFFECTIVE AMENDMENT NO. 1
        FILE. NO. 333-149951
         RIVERSOURCE(R) GROUP VARIABLE ANNUITY CONTRACT ("VARIABLE ANNUITY")

Dear Commissioners:

Registrant is filing Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 ("Amendment No. 1") with respect to the Variable Annuity listed above. The Registration Statement was filed pursuant to Rule 415(a)(5) which requires that a new registration statement be filed before three years have elapsed since the initial date of the registration statement (or the effective date of Rule 415(a)(5) if later). This Amendment No. 1 reflects the undertaking of the Registrant to update the Variable Annuity prospectus in compliance with
Section 10(a)(3) of the Securities Act of 1933, including updated financial information.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained or incorporated herein by reference also relate to and constitute a post-effective amendment to Registration Statement No. 33-48701.

Pursuant to Rule 461 of the Securities Act of 1933, as amended, Registrant respectfully requests acceleration of the effective date of this Amendment No. 1 to May 1, 2008 or as soon as practicable thereafter. On behalf of RiverSource Distributors, Inc., the Principal Underwriter for the Account, we are forwarding with this letter a request for acceleration of the effective date of this Amendment No. 1.

If there is anything I can do to expedite review of the enclosed Amendment No. 1, or if you have any questions regarding this filing, please contact me at
(612) 678-0175.

Sincerely,


/s/   Elisabeth A. Dahl
      ---------------------------------
      Elisabeth A. Dahl
      Assistant General Counsel and
           Assistant Secretary

Cc: Mark Cowan, Senior Counsel